UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

(Amendment No. 1)

International Packaging and Logistics Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-21384	13-3367421
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17800 Castleton Str. Suite 386 City of Industry, CA		91748
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 213-3945

7700 Irvine Center Drive, Suite 870, Irvine, California 92608

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of International Packaging and Logistics Group, Inc. (the “Registrant,” “IPLO,” “we,” “us,” or “our”) dated July 1, 2016 and filed on July 8, 2016 (the “Original 8-K”) regarding the following:

On July 1, 2016, Standard Resources Ltd. (“Standard”) previously IPLO’s Majority Stockholder, and IPLO entered into a share purchase agreement (“H&H Vend Out”) whereby Standard would cancel 3,915,000 shares of IPLO common stock held by it in exchange for all of the outstanding shares of H&H Glass, Inc. (“H&H Glass”) A copy of the H&H Vend Out is included as Exhibit 10.2 and filed with the current report on Form 8-K dated July 1, 2016. The H&H Vend Out was completed on August 31, 2016.

On July 1, 2016, International Packaging and Logistics Group, Inc. (the “Registrant” or “IPLO”) executed a Share Exchange Agreement (“Exchange Agreement”) by and among Yibaoccyb Limited, a British Virgin Islands limited liability company (“Yibaoccyb”), and the stockholders of 51% of Yibaoccyb’s common stock (the “Yibaoccyb Shareholders”), on the one hand, and the Registrant, on the other hand. Yibaoccyb owns 100% of YibaoConfucian Co., Ltd. (“YibaoHK”), a Hong Kong company. YibaoHK owns or will own 100% of Shenzhen Confucian Biologics Co. Ltd. (“Yibao WOFE”), which is a wholly foreign-owned enterprise (“WFOE”) under the laws of the Peoples’ Republic of China (“PRC” or “China”). On August 31, 2016, YibaoHK entered into a series of contractual arrangements with Shandong Confucian Biologics Co., Ltd. (“Shandong Confucian Biologics”) which is a limited liability company headquartered in, and organized under the laws of, the PRC. The contractual arrangements are discussed below. Throughout this Form 8-K, Yibaoccyb, Yibao WOFE and Shandong Confucian Biologics are sometimes collectively referred to as the “Yibao Group.” A copy of the Exchange Agreement is included as Exhibit 2.1 and filed with the current report on Form 8-K dated July 1, 2016.

The Exchange Agreement was completed on August 31, 2016 concurrent with the H&H Vend Out. The Registrant issued 2,040,000 shares of the Registrant’s common stock (the “IPLO Shares”) to the Yibaoccyb Shareholders in exchange for 51% of the common stock of Yibaoccyb (the “Exchange Agreement”).

The sole purpose of this Amendment is the following:

•	report the consummation of the H&H Vend Out on August 31, 2016;
•	report the consummation of the Exchange Agreement on August 31, 2016;
•	disclose the resignation of auditor and appointment of a new auditor;
•	provide the financial statements and pro forma information required by Item 9.01 of Form 8-K, for Shandong Confucian Biologics;
•	disclose the contractual arrangements between Yibao HK and Shandong Confucian Biologics entered into on August 31, 2016;
•	disclose the resignation of Allen Lin from the Board of Directors;
•	disclose the resignation of Owen Naccarato from the Board of Directors and from all officer positions with the Registrant; and
•	disclose the appointment of Xiuhua Song as President, Chief Financial Officer and Secretary.

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Forward Looking Statements

This Current Report on Form 8-K/A, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” contains “forward-looking statements” that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation: statements regarding proposed new services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes” and “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

-	our failure to implement our business plan within the time period we originally planned to accomplish; and
-	other factors discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business.”

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 3.02	Unregistered Sales of Equity Securities.
Item 4.01	Changes in Registrant’s Certifying Accountant.
Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

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Item 1.01 Entry into a Material Definitive Agreement.

As more fully described in Item 2.01 below, on May 15, 2016, International Packaging and Logistics Group, Inc. (“IPLO” or “Company”), and Xiuhua Song (the “Purchaser”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which IPLO (the “Seller”) would sell to the Purchaser, and the Purchaser will purchase from the Seller, an aggregate of 3,915,000 newly issued shares of IPLO Common Stock (the “Shares”), which Shares represent 87% of the issued and outstanding shares of Common Stock. On July 1, 2016, we completed this transaction

On July 1, 2016, Standard Resources Ltd. (“Standard”) previously IPLO’s Majority Stockholder, and IPLO entered into a share purchase agreement (“H&H Vend Out”) whereby Standard would cancel 3,915,000 shares of IPLO common stock held by it in exchange for all of the outstanding shares of H&H Glass, Inc. (“H&H Glass”) A copy of the H&H Vend Out is included as Exhibit 10.2 and filed with the current report on Form 8-K dated July 1, 2016. The H&H Vend Out was completed on August 31, 2016.

On July 1, 2016, International Packaging and Logistics Group, Inc. (the “Registrant” or “IPLO”) executed a Share Exchange Agreement (“Exchange Agreement”) by and among Yibaoccyb Limited, a British Virgin Islands limited liability company (“Yibaoccyb”), and the stockholders of 51% of Yibaoccyb’s common stock (the “Yibaoccyb Shareholders”), on the one hand, and the Registrant, on the other hand. Yibaoccyb owns 100% of YibaoConfucian Co., Ltd. (“YibaoHK”), a Hong Kong company. YibaoHK owns or will own 100% of Shenzhen Confucian Biologics Co. Ltd. (“Yibao WOFE”), which is a wholly foreign-owned enterprise (“WFOE”) under the laws of the Peoples’ Republic of China (“PRC” or “China”). On August 31, 2016, YibaoHK entered into a series of contractual arrangements with Shandong Confucian Biologics Co., Ltd. (“Shandong Confucian Biologics”) which is a limited liability company headquartered in, and organized under the laws of, the PRC. The contractual arrangements are discussed below. Throughout this Form 8-K, Yibaoccyb, Yibao WOFE and Shandong Confucian Biologics are sometimes collectively referred to as the “Yibao Group.” A copy of the Exchange Agreement is included as Exhibit 2.1 and filed with the current report on Form 8-K dated July 1, 2016.

The Exchange Agreement was completed on August 31, 2016 concurrent with the H&H Vend Out. The Registrant issued 2,040,000 shares of the Registrant’s common stock (the “IPLO Shares”) to the Yibaoccyb Shareholders in exchange for 51% of the common stock of Yibaoccyb (the “Exchange Agreement”).

Item 2.01 Acquisition or Disposition of Assets

On August 31, 2016 (the “Closing Date”), we consummated the Purchase Agreement, referenced in Item 1.01 of this Form 8-K. As a result, we acquired 51% of the capital stock of Yibaoccyb and, consequently, control of the business and operations of the Yibao Group. Prior to the Share Exchange Transaction, through our subsidiary H&H Glass, we were a glass importer that supplies custom products such as perfume bottles and food condiment bottles, plus provides complementary services such as container design and mold making. H&H Glass imports glass containers from Asia and distributes to North America. H&H Glass acquires its products mainly from one supplier in China and Taiwan and sells its products through several distributors in the United States and Canada who service small to medium sized customers. H&H imports in excess of 1,000 shipping containers of glass a year. Depending on the size of the product, a container can contain anywhere from 3,000 to 300,000 pieces.

From and after the Closing Date of the Exchange Agreement, our primary operations consists of the business and operations of the Yibao Group, which are conducted by Shandong Confucian Biologics in China. Therefore, we are disclosing information about the Yibao Group’s business, financial condition, and management in this Form 8-K.

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DESCRIPTION OF BUSINESS

INTERNATIONAL PACKAGING AND LOGISTICS, INC. (“IPLO”)

IPLO was originally incorporated as Interactive Medical Technologies, Ltd., on June 2, 1986 in the state of Nevada. On April 17, 2008, IPL Group converted from a Nevada corporation to a Nevada Corporation.

Effective February 3, 1998, Interactive Medical Technologies, Ltd., changed its name to Kaire Holdings Incorporated, and effective May 28, 2008 its name changed from Kaire Holdings Incorporated to International Packaging and Logistics Group, Inc.

On July 2, 2007, IPLO through its wholly-owned subsidiary, YesRx.com (“YesRx”) acquired all the outstanding shares of H&H Glass. H&H Glass is a glass importer that supplies custom products such as perfume bottles and food condiment bottles, plus provides complementary services such as container design and mold making. H&H Glass imports glass containers from Asia and distributes to North America. H&H Glass acquires its products mainly from 3 to 5 suppliers in China and Taiwan and sells its products through several distributors in the United States and Canada who service small to medium sized customers. H&H imports in excess of 1,000 shipping containers of glass a year. Depending on the size of the product, a container can contain anywhere from 3,000 to 300,000 pieces.

After evaluation of various alternatives by our Board and management, our Board approved and we entered into the Exchange Agreement with Yibaoccyb and the Yibaoccyb Shareholders on July 1, 2016. From and after the Closing Date, Yibaoccyb will become a 51% owned subsidiary.

YIBAOCCYB LIMITED (“Yibaoccyb”)

Yibaoccyb is a limited liability company incorporated under the laws of the British Virgin Islands on May 30, 2016, which was formed by the owners of the Shandong Confucian Biologics. At the Closing of the Share Exchange Transaction, Yibaoccyb became a 51% owned subsidiary of IPLO. Yibaoccyb, in turn, is the sole owner of YibaoHK. YibaoHK, in turn, will be the sole owner of Yibao WOFE (yet to be formed). YibaoHK entered into a series of contractual arrangements with the Shandong Confucian Biologics. Other than all of the issued and outstanding shares of YibaoHK, Yibaoccyb has no other assets or operations.

YIBAOCONFUCIAN CO. LTD. (“YibaoHK”)

YibaoHK is a limited liability company incorporated under the laws of the Hong Kong on June 15, 2016, which was formed by Yibaoccyb, a British Virgin Island. YibaoHK will own 100% of Yibao WOFE.

SHENZHEN CONFUCIAN BIOLOGICS CO. LTD. (“Yibao WOFE”)

Yibao WOFE, a wholly foreign owned enterprise under the laws of the PRC is in the process of being established. All of the issued and outstanding shares of Yibao WOFE will be held by YibaoHK. The principal purpose of Yibao WOFE will be to manage, hold and own rights in the business of Shandong Confucian Biologics and other potential PRC businesses. Other than management contracts with the aforementioned companies and related activities, Yibao WOFE is expected to have no other separate operations of its own.

PRC law currently has limits on foreign ownership of certain companies. To comply with these foreign ownership restrictions, we operate our businesses in China through Shandong Confucian which is a limited liability company headquartered in China and organized under the laws of China. Shandong Confucian Biologics has the licenses and approvals necessary to operate our businesses in China. We have contractual arrangements with the Shandong Confucian Biologics and their respective shareholders pursuant to which we provide these companies with technology consulting and other general business operation services. Through these contractual arrangements, we also have the ability to substantially influence these companies’ daily operations and financial affairs, appoint their senior executives and approve all matters requiring shareholder approval. As a result of these contractual arrangements, which enable us to control Shandong Confucian Biologics, we are considered the primary beneficiary of the Shandong Confucian Biologics. Accordingly, we consolidate the results, assets and liabilities of the Shandong Confucian Biologics in our financial statements.

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The following chart summarizes our expected organizational and ownership structure upon the Closing Date:

CONTRACTUAL ARRANGEMENTS WITH SHANDONG CONFUCIAN BIOLOGICS AND THEIR SHAREHOLDERS

Our relationships with the Shandong Confucian Biologics and their shareholders are governed by a series of contractual arrangements between YibaoHK, and Shandong Confucian Biologics, which is the operating company of the Yibao Group in the PRC. Under PRC laws, each of YibaoHK and Shandong Confucian Biologics is an independent legal person and none of them is exposed to liabilities incurred by the other parties. The contractual arrangements constitute valid and binding obligations of the parties of such agreements. Each of the contractual arrangements and the rights and obligations of the parties thereto are enforceable and valid in accordance with the laws of the PRC. Other than pursuant to the contractual arrangements between YibaoHK and the Shandong Confucian Biologics described below, Shandong Confucian Biologics does not transfer any other funds generated from its respective operations to any other member of the Yibao Group. On August 31, 2016, we entered into the following contractual arrangements (“VIE Agreements”) with Shandong Confucian Biologics:

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Consulting Services Agreement. Pursuant to the exclusive consulting services agreements between YibaoHK and the Shandong Confucian Biologics, YibaoHK has the exclusive right to provide to the Shandong Confucian Biologics general business operation services, including advice and strategic planning, as well as consulting services related to the technological research and development of dietary supplements and related products (the “Services”). Under this agreement, YibaoHK owns the intellectual property rights developed or discovered through research and development, in the course of providing the Services, or derived from the provision of the Services. The Shandong Confucian Biologics pay a quarterly consulting service fees in Renminbi (“RMB”) to Yibaoccyb that is equal to all of the Shandong Confucian Biologics’ profits for such quarter.

Operating Agreement. Pursuant to the operating agreement among YibaoHK, the Shandong Confucian Biologics and all shareholders of the Shandong Confucian Biologics (collectively the “Shandong Confucian Biologics Shareholders”), YibaoHK provides guidance and instructions on the Shandong Confucian Biologics’ daily operations, financial management and employment issues. The Shandong Confucian Biologics Shareholders must designate the candidates recommended by YibaoHK as their representatives on the boards of directors of each of the Shandong Confucian Biologics. YibaoHK has the right to appoint senior executives of the Shandong Confucian Biologics. In addition, YibaoHK agrees to guarantee the Shandong Confucian Biologics’ performance under any agreements or arrangements relating to the Shandong Confucian Biologics’ business arrangements with any third party. The Shandong Confucian Biologics, in return, agrees to pledge their accounts receivable and all of their assets to YibaoHK. Moreover, the Shandong Confucian Biologics agrees that without the prior consent of YibaoHK, the Shandong Confucian Biologics will not engage in any transactions that could materially affect their respective assets, liabilities, rights or operations, including, without limitation, incurrence or assumption of any indebtedness, sale or purchase of any assets or rights, incurrence of any encumbrance on any of their assets or intellectual property rights in favor of a third party or transfer of any agreements relating to their business operation to any third party. The term of this agreement is ten (10) years from August 31, 2016 and may be extended only upon YibaoHK’s written confirmation prior to the expiration of the this agreement, with the extended term to be mutually agreed upon by the parties.

Equity Pledge Agreement. Under the equity pledge agreement between the Shandong Confucian Biologics Shareholders and YibaoHK, the Shandong Confucian Biologics Shareholders pledged all of their equity interests in the Shandong Confucian Biologics to YibaoHK to guarantee the Shandong Confucian Biologics’ performance of their obligations under the consulting services agreement. If the Shandong Confucian Biologics or the Shandong Confucian Biologics Shareholders breaches their respective contractual obligations, YibaoHK, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. the Shandong Confucian Biologics Shareholders also agreed that upon occurrence of any event of default, YibaoHK shall be granted an exclusive, irrevocable power of attorney to take actions in the place and stead of the Shandong Confucian Biologics Shareholders to carry out the security provisions of the equity pledge agreement and take any action and execute any instrument that YibaoHK may deem necessary or advisable to accomplish the purposes of the equity pledge agreement. The Shandong Confucian Biologics Shareholders agreed not to dispose of the pledged equity interests or take any actions that would prejudice YibaoHK’s interest. The equity pledge agreement will expire two (2) years after the Shandong Confucian Biologics’ obligations under the consulting services agreements have been fulfilled.

Option Agreement.  Under the option agreement between the Shandong Confucian Biologics Shareholders and YibaoHK, the Shandong Confucian Biologics Shareholders irrevocably granted YibaoHK or its designated person an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in the Shandong Confucian Biologics for the cost of the initial contributions to the registered capital or the minimum amount of consideration permitted by applicable PRC law. YibaoHK or its designated person has sole discretion to decide when to exercise the option, whether in part or in full. The term of this agreement is ten (10) years from August 31, 2016 and may be extended prior to its expiration by written agreement of the parties.

Voting Rights Proxy Agreement. Pursuant to the proxy agreement between the Shandong Confucian Biologics Shareholders and YibaoHK, the Shandong Confucian Biologics Shareholders agreed to irrevocably grant a person to be designated by YibaoHK with the right to exercise the Shandong Confucian Biologics Shareholders’ voting rights and their other rights, including the attendance at and the voting of the Shandong Confucian Biologics Shareholders’ shares at shareholders’ meetings (or by written consent in lieu of such meetings) in accordance with applicable laws and its Articles of Association, including but not limited to the rights to sell or transfer all or any of his equity interests of the Shandong Confucian Biologics, and appoint and vote for the directors and Chairman as the authorized representative of the shareholders of the Shandong Confucian Biologics. The proxy agreement may be terminated by joint consent of the parties or upon 30-day written notice from YibaoHK.

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SHANDONG CONFUCIAN BIOLOGICS CO. LTD. (“Shandong Confucian Biologics”)

History

ShanDong Confucian Biologics Co. Ltd. (the “Confusion Biologics” or “Company”), was founded under the laws of the People's Republic of China on October 31, 2012. The Company is located in Food Industrial Park inside the economic development Zone of JinXiang County, Ji’ning City in the province of Shan Dong in China. The Company is a limited liability company.

Overview

Confusion Biologics is a manufacture and research based bio-science company. It has large capacity in manufacturing tablets, granule, oral liquid, powders, soft gels and capsules products. The Company distributes its products through its own network and white label products. It also has access to a member-based distribution system owned by its affiliated company.

The Company possesses manufacturing permits for food product, hygienic products, sanitary products, and health products. The Company's main business scope include technology study and transfer of Chondroitin and Garlic Oil; trading, cold storage, and pretreating of Garlic, fruit, and vegetables products; trading of Chemical products (excluding hazardous chemicals); Import and export of goods and technology (excluding those restricted by government); the manufacturing and sale of health products including powder, granules, tablets, hard capsule, soft capsule products.

Ownership

During the phase of incorporation, Qingbao Kong accounted for 51% of the initial equity, Xiuhua Song accounted for 49%.

In 2013, Xiuhua Song transferred all of the 49% of equity to WenXiu Song.

In March 2016, Qingbao Kong transferred all of his 51% of equity to Hengchun Zhang.

As of today, the Company’s equity is owned 51% by Hengchun Zhang, 49% by Wenxiu Song

Product Overview

The Company’s main products can be divided into two groups, one is health food products and the other is hygienic products

Health Food Products

•	Phytocholesterol tabletting candy,

Phytosterol has strong anti-inflammatory effects to the human body, which can inhibit the absorption of cholesterol for human and  biochemical synthesis of cholesterol. Promote the degradation and metabolism of cholesterol. Phytosterol can be used for prevention & therapy of coronary atherosclerosis heart disease. In treating ulcers, skin squamous carcinoma and cervical cancer has obvious curative effect. Can promote wound healing, make muscle proliferation, enhance capillary circulation; also can be used as blocking agent of formation of gallstones.

•	Polydextrose tabletting candy,

Regulating blood lipid, reduce fat accumulation preventing the fat.

•	Dunaliella salina Haematococcus pluvialis tabletting candy,

Replenishing the body's astaxanthin, Natural carotene and variety of minerals, have a great effect of antioxidant activity, protect skin, protect vision and improve immunity.

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•	Dunaliella salina Gum Base Candy,

Dunaliella salina is rich in antioxidant needed by the human body health, resistance to radiation and enhance human immunity of natural carotenoids and 70 kinds of minerals and trace elements.

•	Haematococcus pluvialis Gum Candy,

The main components of Haematococcus Pluvialis is astaxanthin. It has six anti-aging effect: can be Anti-aging and protect the skin; Protect the eye health; helps to support the cardiovascular system, maintain a healthy joints and connective tissue; increases strength and endurance.

•	Fish Oil Gum Candy,

Adjusting blood liquid, prevent blood clots, cerebral thrombosis, cerebral hemorrhage and stroke; prevent arthritis and alzheimer's disease,  improve the memory and vision, control presbyopia.

•	Earthworm Protein tabletting Candy,

Improve blood circulation, inhibiting platelet aggregation, reduce glucose concentrations, prevent blood clots, has the very good control efficiency for coronary heart disease, arteriosclerosis, and other  hematologic disorders.

•	Collagen Protein tabletting candy,

It is rich in glycine, proline hydroxyproline and other amino acid needed for human body. Have a good health care effect for skin, hair, bones and muscles.

•	Krill Oil Gum candy,

It is rich in EPA and DHA. Enhancing health effects, including cardiovascular, nerve, bones, joints, vision, skin care, etc.

•	Phosphatidylserine tabletting candy,

Improve the function of brain; help to repair the injure of brain; promote the recovery of brainfag; protect central nervous system. Used for auxiliary treatment dementia and agedness memory loss.

•	Milk Powder tabletting Candy.

Milk tablet is kind of leisure food. Supplement of the nutrition of human needed in pecific environment.

Hygienic Products

The hygienic product line include the following products:

•	Gel for women,

Anti-bacteria product. Auxiliary treatment bacterial, mould sex vaginitis.

•	Skin comfortable liquid

Anti-bacteria product. Used for sterilization, antibacterial of skin. Inhibit the bromhidrosis and relief beriberi itch

Shandong Confucian Biologics owns 100,000 stage purification workshops, advanced production lines and manufacturing equipment. The Company has a higher capacity for OEM processing of tablets, hard capsules, soft capsules, oral liquid, granules, and powders.

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Plan

By following the Company motto of "being passionate for health industry, bringing together the world's resources, focusing on consumer demand, creating a “win-win situation", the Company is eager to develop businesses in the international health and pharmaceutical market.

The Company’s near term goal is to reach breakeven within a 6 month period time. In order to reach such goal, the Company is increasing its sales and production volume through arrangements and networking with its existing customers and its affiliated companies. Additionally, it plans to increase the size of its sales department to develop new customers.

The Company’s ultimate goal is to make the business profitable and competitive in the international health and pharmaceutical market. To achieve such goal, the Company needs to cooperate with other businesses having capital, market, technology, or products, recruit sufficient workforce and various talents to serve the company, and actively develop new technology and new product through research and development,

Market Overview

Domestic Markets

Through member based distribution network, the Company has access to the major markets in Jining City area and most other cities in the Shandong province.

International Market

The current market shows an interest in Chinese herb medicine. For instance, European and US companies in the food industry use advanced technology to extract Ginkgo biloba, then add it in gum, chocolate, and other health food. The Company focuses on product diversification and innovation, it plans to sell its produces in well-known retail stores in Europe and US, such as Walmart.

Market Opportunity

Consumers are increasingly concerned about their own health. The spending on health related products has increased year by year, and the demand for nutrition and health food is high. According to the international standard classification, medicine and health care is one of the world's fastest growing trade in five industries, the Sales of health food currently experiences rapid annual growth.

In China, the health products market is expanding along with the growth of economy, and acceleration of aged population. If people used to see health products as optional, now they become necessities of daily life. The 60 year and older group is over is expected to keep growing fast. The elderly group tends to draw attention to nutrition and health product, which will boost the development of the health market. In addition, young people are bringing to pay more attention to their heath, and health food and products are the new powerful impetus. Therefore, the company finds itself sitting in a market with huge demands.

Competition

At present, the Chinese health food manufacturers mainly concentrated in Shandong, Jiangsu, Zhejiang, Anhui, Ningxia and a few other regions. Although in recent years, the health and production conditions of the eastern coastal areas has been improved to some extent, overall, China’s nutrition and health food businesses are small scaled, using outdated technology, and lack brand recognition, especially some businesses from inland provinces.

Intellectual Property

Shandong Confucian Biologics is actively planning in research and development activities and its goal is to have its own patents for the products it owns.

Government Regulation

The great social demand of nutrition and health care products has led to the governmental policy support. In December 2011, the Nutrient agency released “125 Development Plan for Food Industry”, in which nutrition and health care products manufacturing was first listed as the most important development within the industry. In addition, “the opinions of State Council on Promoting Health Development of Service Industry” published in 2013, “Notice on Promoting Health and Pension Services” published in 2014, and “Chinese Food and Nutrition Development Program” published in 2014 all had positive effects on the development of health products industry.

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Employees

Shandong Confucian Biologics currently has 38 full time employees, including 2 management employees, 7 office employees handling finance and administrative functions, 4 scientific researchers and technicians; and 25 production workers

Property

Shandong Confucian Biologics is located in Food Industrial Park inside the economic development Zone of JinXiang County, Ji’ning City in the province of Shan Dong in China. It has a land us right until 2065 which costs approximately $1,861,216. It has nearly 30,000 square meters standardized plant, excellent production environment, advanced technology resources. In addition, the Company has sufficient domestic first-class production equipment, including: high-speed grinder, vibration sieve, granulating equipment, drying equipment, three-dimensional movement mixer, automatic capsule filling machine, screw-type tableting machine, the existing soft capsules pellets machines, plastic packaging machines, bottling lines, and automatic aluminum foil sealing machine.

Litigation

There are no known potential litigation matters.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the requirements of the Securities Exchange Act, we file reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at its Public Reference Room, located at 100 F Street, N.E. Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.  In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC also maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Industry

Our businesses are subject to fluctuations in operating results due to general economic conditions, specific economic conditions in the industries in which it operates and other external forces.

Our businesses and operations could be affected by the following, among other factors:

-	changes in general economic conditions and specific conditions in industries in which our businesses operate that can result in the deferral or reduction of purchases by end-use customers;

-	the effects of terrorist activity and international conflicts, which could lead to business interruptions;

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-	the size, timing and cancellation of significant orders, which can be non-recurring;

-	market acceptance of new products and product enhancements;

-	announcements, introductions and transitions of new products by us or our competitors;

-	deferrals of customer orders in anticipation of new products or product enhancements introduced by us or our competitors;

-	changes in pricing in response to competitive pricing actions;

-	supply constraints;

-	the level of expenditures on research and development and sales and marketing programs;

-	our ability to achieve targeted cost reductions;

-	rising interest rates; and

-	excess facilities.

The loss of Shandong Confucian Biologics as our operating business would have a material adverse effect on our business and the price of our common stock.

We have no equity ownership interest in Shandong Confucian Biologics. Our ability to control Shandong Confucian Biologics and consolidate its financial results is through a series of contractual agreements between it and YibaoHK. Management of Shandong Confucian Biologics is affiliates of us and the stockholders of Shandong Confucian Biologics are also our stockholders. Thus the VIE Agreements were not entered into as a result of arms’ length negotiations because the parties to the agreement are under common control. Ms. Song, our CEO and Chairman has control over of the shares of Shandong Confucian Biologics and of our common stock.  The VIE Agreements may be terminated upon the termination of the business of Shandong Confucian Biologics. Any other termination would be a breach of the agreement. While the Company believes that the VIE Agreements are legal and enforceable under PRC law, these affiliates control the parties to the VIE Agreements and it could be possible for them to cause Shandong Confucian Biologics to breach the VIE Agreements and our unaffiliated investors would have little or no recourse because of the inherent difficulties in enforcing their rights since all our assets are located in the PRC. (See, PRC laws and regulations governing Shandong Confucian Biologics' current business are sometimes vague and uncertain.) In the event that management of Shandong Confucian Biologics decides to breach the VIE Agreements, the risk of loss of the affiliated shareholders of Shandong Confucian Biologics could be lower than unaffiliated investors and the interests of the management and shareholders of Shandong Confucian Biologics would be in conflict with the interest of our other stockholders.

Shandong Confucian Biologics’ failure to compete effectively may adversely affect our ability to generate revenue.

Shandong Confucian Biologics competes with other companies, many of whom are developing or can be expected to develop products similar to Shandong Confucian Biologics. Shandong Confucian Biologics’ market is a large market with many competitors. Many of its competitors are more established than Shandong Confucian Biologics is, and have significantly greater financial, technical, marketing and other resources than it presently possess. Some of Shandong Confucian Biologics’ competitors have greater name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. We cannot assure you that Shandong Confucian Biologics will be able to compete effectively with current or future competitors or that the competitive pressures it faces will not harm it business.

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We may not be able to effectively control and manage the growth of Shandong Confucian Biologics.

If Shandong Confucian Biologics’ business and markets grow and develop, it will be necessary for us to finance and manage expansion in an orderly fashion. An expansion would increase demands on its existing management, workforce and facilities. Failure to satisfy such increased demands could interrupt or adversely affect its operations and cause delay in production and delivery of its pharmaceutical prescription, over the counter and medical nutrient products as well as administrative inefficiencies.

We may require additional financing in the future and a failure to obtain such required financing will inhibit Shandong Confucian Biologics’ ability to grow.

The continued growth of Shandong Confucian Biologics’ business may require additional funding from time to time which we expect to raise in private placements of our equity or debt securities with accredited investors or by offering our securities for sale pursuant to an effective registration statement on a market where our common stock is traded. The proceeds of these funding will be forwarded to Shandong Confucian Biologics and accounted for as a loan to Shandong Confucian Biologics and eliminated during consolidation. The proceeds would be used for general corporate purposes of Shandong Confucian Biologics, which could include acquisitions, investments, repayment of debt and capital expenditures among other things. We may also use the proceeds to repurchase our capital stock or for our corporate overhead expenses. If we borrow funds we expect to be the primary obligor on any debt. Obtaining additional funding would be subject to a number of factors including market conditions, operating performance and investor sentiment, many of which are outside of our control. These factors could make the timing, amount, terms and conditions of additional funding unattractive or unavailable to us.

Our management believes that Shandong Confucian Biologics currently has sufficient funds from working capital to meet its current operating costs over the next 12 months.

The terms of any future financing may adversely affect your interest as stockholders.

If we require additional financing in the future, we may be required to incur indebtedness or issue equity securities, the terms of which may adversely affect your interests in us. For example, the issuance of additional indebtedness may be senior in right of payment to your shares upon our liquidation. In addition, indebtedness may be under terms that make the operation of Shandong Confucian Biologics' business more difficult because the lender's consent could be required before we take certain actions. Similarly the terms of any equity securities we issue may be senior in right of payment of dividends to your common stock and may contain superior rights and other rights as compared to your common stock. Further, any such issuance of equity securities may dilute your interest in us.

We may engage in future acquisitions that could dilute the ownership interests of our stockholders, cause us to incur debt and assume contingent liabilities.

We may review acquisition and strategic investment prospects that we believe would complement the current product offerings of Shandong Confucian Biologics, augment its market coverage or enhance its technical capabilities, or otherwise offer growth opportunities. From time to time we review investments in new businesses and expect to make investments in, and to acquire, businesses, products, or technologies in the future. We expect that when we raise funds from investors for any of these purposes we will be either the issuer or the primary obligor while the proceeds will be forwarded to Shandong Confucian Biologics and accounted for as a loan to Shandong Confucian Biologics and eliminated during consolidation. In the event of any future acquisitions, we could:

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•	issue equity securities which would dilute current stockholders’ percentage ownership;

•	incur substantial debt;

•	assume contingent liabilities; or

•	expend significant cash.

These actions could have a material adverse effect on our operating results or the price of our common stock. Moreover, even if  we do obtain benefits in the form of increased sales and earnings, there may be a lag between the time when the expenses associated with an acquisition are incurred and the time when we recognize such benefits. Acquisitions and investment activities also entail numerous risks, including:

•	difficulties in the assimilation of acquired operations, technologies and/or products;

•	unanticipated costs associated with the acquisition or investment transaction;

•	the diversion of management’s attention from other business concerns;

•	adverse effects on existing business relationships with suppliers and customers;

•	risks associated with entering markets in which Shandong Confucian Biologics has no or limited prior experience;

•	the potential loss of key employees of acquired organizations; and

•	substantial charges for the amortization of certain purchased intangible assets, deferred stock compensation or similar items.

We cannot ensure that we will be able to successfully integrate any businesses, products, technologies, or personnel that we might acquire in the future and our failure to do so could have a material adverse effect on our and/or Shandong Confucian Biologics' business, operating results and financial condition.

We are responsible for the indemnification of our officers and directors.

Our certificate of incorporation provides for the indemnification and/or exculpation of our directors, officers, employees, agents and other entities which deal with it to the maximum extent provided, and under the terms provided, by the laws and decisions of the courts of the state of Nevada. Since we do not hold any indemnification insurance, these indemnification provisions could result in substantial expenditures, which we may be unable to recoup, which could adversely affect our business and financial conditions. Xiuhua Song, our Chairman of Board, President, Chief Executive Officer, and Chief Financial Officer are key personnel with rights to indemnification under our certificate of incorporation.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. We expect to continue to improve our internal accounting control for budgeting, forecasting, managing and allocating our funds and to better account for them as we grow. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

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Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our company's independent registered public accountants. The SEC extended the compliance dates for "non-accelerated filers," as defined by the SEC. Accordingly, we believe that the annual assessment of our internal controls requirement will first apply to our annual report for the 2007 fiscal year and the attestation requirement of management's assessment by our independent registered public accountants will first apply to our annual report for the 2009 fiscal year. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We have not yet evaluated our internal controls over financial reporting in order to allow management to report on, and our independent auditors to attest to, our internal controls over financial reporting, as will be required by Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC. We have never performed the system and process evaluation and testing required in an effort to comply with the management assessment and auditor certification requirements of Section 404, which will initially apply to us as of December 31, 2007 and December 31, 2009 respectively. Our lack of familiarity with Section 404 may unduly divert management's time and resources in executing the business plan. If, in the future, management identifies one or more material weaknesses, or our external auditors are unable to attest that our management's report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price and/or subject us to sanctions or investigation by regulatory authorities. So far, our external auditors have not reported to our board of directors any significant weakness on our internal control and provided recommendations accordingly.

Shandong Confucian Biologics is Dependent On Certain Key Personnel And Loss Of These Key Personnel Could Have A Material Adverse Effect On Our and Shandong Confucian Biologics' Business, Financial Condition And Results Of Operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and manufacturing expertise of key personnel at Shandong Confucian Biologics. Xiuhua Song, our President, Chief Executive Officer and Chairman of the Board, performs key functions in the operation of our and Shandong Confucian Biologics' business. There can be no assurance that Shandong Confucian Biologics will be able to retain these officers after the term of their employment contracts expire. The loss of these officers could have a material adverse effect upon our business, financial condition, and results of operations. Shandong Confucian Biologics must attract, recruit and retain a sizeable workforce of technically competent employees. We do not carry key man life insurance for any of our key personnel or personnel at Shandong Confucian Biologics nor do we foresee purchasing such insurance to protect against a loss of key personnel and the key personnel of Shandong Confucian Biologics.

We and Shandong Confucian Biologics are dependent upon the services of Mrs. Song, for the continued growth and operation of our company because of his experience in the industry and his personal and business contacts in China. Neither we nor Shandong Confucian Biologics have an employment agreement with Mrs. Song and do not anticipate entering into an employment agreement in the foreseeable future. Although we have no reason to believe that Mrs. Song will discontinue her services with us or Shandong Confucian Biologics, the interruption or loss of his services would adversely affect our ability to effectively run Shandong Confucian Biologics' business and pursue its business strategy as well as our results of operations.

Shandong Confucian Biologics may not be able to hire and retain qualified personnel to support its growth and if it is unable to retain or hire these personnel in the future, its ability to improve its products and implement its business objectives could be adversely affected.

Competition for senior management and senior personnel in the PRC is intense, the pool of qualified candidates in the PRC is very limited, and Shandong Confucian Biologics may not be able to retain the services of its senior executives or senior personnel, or attract and retain high-quality senior executives or senior personnel in the future. This failure could materially and adversely affect our future growth and financial condition. Shandong Confucian Biologics expects to hire additional sales and plant personnel throughout fiscal year 2016 in order to accommodate its growth.

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If Shandong Confucian Biologics fails to increase its brand recognition, it may face difficulty in obtaining new customers and business partners.

We believe that establishing, maintaining and enhancing Shandong Confucian Biologics’ brand in a cost-effective manner is critical to achieving widespread acceptance of Shandong Confucian Biologics’ current and future products and services and is an important element in Shandong Confucian Biologics' effort to increase its customer base and obtain new business partners. We believe that the importance of brand recognition will increase as competition in Shandong Confucian Biologics’ market develops. Some of Shandong Confucian Biologics’ potential competitors already have well-established brands in the pharmaceutical promotion and distribution industry. Successful promotion of Shandong Confucian Biologics’ brand will depend largely on its ability to maintain a sizeable and active customer base, its marketing efforts and its ability to provide reliable and useful products and services at competitive prices. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses Shandong Confucian Biologics incurs in building its brand. If Shandong Confucian Biologics fails to successfully promote and maintain its brand, or if Shandong Confucian Biologics incurs substantial expenses in an unsuccessful attempt to promote and maintain its brand, it may fail to attract enough new customers or retain its existing customers to the extent necessary to realize a sufficient return on its brand-building efforts, in which case Shandong Confucian Biologics' business, operating results and financial condition, further ours would be materially adversely affected.

Shandong Confucian Biologics' operating results may fluctuate as a result of factors beyond its control.

Shandong Confucian Biologics' operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are beyond its control. These factors include:

•	the costs of raw material and development;

•	the relative speed and success with which Shandong Confucian Biologics can obtain and maintain customers, merchants and vendors for its products;

•	capital expenditures for equipment;

•	marketing and promotional activities and other costs;

•	changes in Shandong Confucian Biologics’ pricing policies, suppliers and competitors;

•	the ability of Shandong Confucian Biologics’ suppliers to provide products in a timely manner to its customers;

•	changes in operating expenses;

•	increased competition in Shandong Confucian Biologics’ markets; and

•	other general economic and seasonal factors.

Shandong Confucian Biologics faces risks related to product liability claims.

Shandong Confucian Biologics does not maintain product liability insurance. It faces the risk of loss because adverse publicity associated with product liability lawsuits, whether or not such claims are valid. It may not be able to avoid such claims. Although product liability lawsuits in the PRC are rare, and Shandong Confucian Biologics has not to date experienced significant failure of its products, there is no guarantee that it will not face such liability in the future. This liability could be substantial and the occurrence of such loss or liability may have a material adverse effect on its business, financial condition and prospects.

Shandong Confucian Biologics faces marketing risks.

Newly developed dietary supplements and technologies may not be compatible with market needs. Because markets for drugs differentiate geographically inside China, Shandong Confucian Biologics must develop and manufacture its products to accurately target specific markets to ensure product sales. If Shandong Confucian Biologics fails to invest in extensive market research to understand the health needs of consumers in different geographic areas, it may face limited market acceptance of its products, which could have material adverse effect on its sales and earnings.

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We face risks relating to difficulty in defending intellectual property rights from infringement.

Our success depends on protection of the current and future technologies and products of Shandong Confucian Biologics and its ability to defend its intellectual property rights. Shandong Confucian Biologics has filed for copyright protection for the various names and brands of its products sold in the PRC. However, it is possible for its competitors to develop similar competitive products even though it has taken steps to protect its intellectual property. If we fail to protect Shandong Confucian Biologics’ intellectual property adequately, competitors may manufacture and market products similar to Shandong Confucian Biologics.

Shandong Confucian Biologics also relies on trade secrets, non-patented proprietary expertise and continuing technological innovation that it shall seek to protect, in part, by entering into confidentiality agreements with licensees, suppliers, employees and consultants. These agreements may be breached and there may not be adequate remedies in the event of a breach. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. Moreover, its trade secrets and proprietary technology may otherwise become known or be independently developed by its competitors. If patents are not issued with respect to products arising from research, Shandong Confucian Biologics may not be able to maintain the confidentiality of information relating to these products.

We face risks relating to third parties that may claim that Shandong Confucian Biologics infringes on their proprietary rights and may prevent Shandong Confucian Biologics from manufacturing and selling certain of its products.

There has been substantial litigation in the pharmaceutical industry with respect to the manufacturing, use and sale of new products. These lawsuits relate to the validity and infringement of patents or proprietary rights of third parties. We and/or Shandong Confucian Biologics may be required to commence or defend against charges relating to the infringement of patent or proprietary rights. Any such litigation could:

•	require Shandong Confucian Biologics or us to incur substantial expense, even if covered by insurance or are successful in the litigation;

•	require Shandong Confucian Biologics to divert significant time and effort of its technical and management personnel;

•	result in the loss of Shandong Confucian Biologics’ rights to develop or make certain products; and

•	require Shandong Confucian Biologics or us to pay substantial monetary damages or royalties in order to license proprietary rights from third parties.

Although patent and intellectual property disputes within our have often been settled through licensing or similar arrangements, costs associated with these arrangements may be substantial and could include the long-term payment of royalties. These arrangements may be investigated by regulatory agencies and, if improper, may be invalidated. Furthermore, the required licenses may not be made available to Shandong Confucian Biologics on acceptable terms. Accordingly, an adverse determination in a judicial or administrative proceeding or a failure to obtain necessary licenses could prevent Shandong Confucian Biologics from manufacturing and selling some of its products or increase its costs to market these products.

In addition, when seeking regulatory approval for some of its products, Shandong Confucian Biologics is required to certify to regulatory authorities, including the SFDA that such products do not infringe upon third party patent rights. Filing a certification against a patent gives the patent holder the right to bring a patent infringement lawsuit against Shandong Confucian Biologics. Any lawsuit would delay the receipt of regulatory approvals. A claim of infringement and the resulting delay could result in substantial expenses and even prevent Shandong Confucian Biologics from manufacturing and selling certain of its products.

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Shandong Confucian Biologics’ launch of a product prior to a final court decision or the expiration of a patent held by a third party may result in substantial damages to Shandong Confucian Biologics or us. If Shandong Confucian Biologics is found to infringe a patent held by a third party and become subject to such damages, these damages could have a material adverse effect on the results of its operations and financial condition.

We face risks related to research and the ability to develop new products.

Our growth and survival depends on Shandong Confucian Biologics’ ability to consistently discover, develop and commercialize new products and find new and improve on existing technologies and platforms. As such, if Shandong Confucian Biologics fails to make sufficient investments in research, be attentive to consumer needs or does not focus on the most advanced technologies, its current and future products could be surpassed by more effective or advanced products of other companies.

Risk Related To Shandong Confucian Biologics’ Industry

Shandong Confucian Biologics’ certificates, permits, and licenses related to its operations are subject to governmental control and renewal and failure to obtain renewal will cause all or part of its operations to be terminated.

Shandong Confucian Biologics is subject to various PRC laws and regulations pertaining to our industry. Shandong Confucian Biologics has attained certificates, permits, and licenses required for the operation of a dietary supplement enterprise and the manufacturing of our products in the PRC.

Shandong Confucian Biologics intends to apply for renewal of these health food production permits prior to expiration. During the renewal process, Shandong Confucian Biologics will be re-evaluated by the appropriate governmental authorities and must comply with the then prevailing standards and regulations which may change from time to time. In the event that it is not able to renew the certificates, permits and licenses, all or part of its operations may be terminated. Furthermore, if escalating compliance costs associated with governmental standards and regulations restrict or prohibit any part of its operations, it may adversely affect its operation and our profitability.

According to Drug Administration Law of the PRC and its implemental rules, SFDA approvals may be suspended or revoked prior to the expiration date under circumstances that include:

•	producing counterfeit medicine,

•	producing inferior quality products

•	failing to meet the drug GMP standards;

•	purchasing medical ingredients used in the production of products sources that do not have t Pharmaceutical Manufacturing Permit or Pharmaceutical Trade Permit;

•	fraudulent reporting of results or product samples in application process,

•	failing to meet drug labeling and direction standards,

•	bribing doctors or hospital personnel to entice them to use products,

•	producing pharmaceuticals for use or resale by companies that are not approved by the SFDA, or

•	the approved drug has a serious side effect.

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If Shandong Confucian Biologics’ pharmaceutical products fail to receive regulatory approval or are severely limited in these products' scope of use, it may be unable to recoup considerable research and development expenditures.

Shandong Confucian Biologics’ research and development of pharmaceutical products is subject to the regulatory approval of the SFDA in China. The regulatory approval procedure for pharmaceuticals can be quite lengthy, costly, and uncertain. Depending upon the discretion of the SFDA, the approval process may be significantly delayed by additional clinical testing and require the expenditure of resources not currently available; in such an event, it may be necessary for Shandong Confucian Biologics to abandon its application. Even where approval of the product is granted, it may contain significant limitations in the form of narrow indications, warnings, precautions, or contra-indications with respect to conditions of use. If approval of Shandong Confucian Biologics’ product is denied, abandoned, or severely limited in terms of the scope of products use, it may result in the inability to recoup considerable research and development expenditures.

Price control regulations may decrease Shandong Confucian Biologics' profitability.

The laws of the PRC provide for the government to fix and adjust prices. The prices of certain medicines Shandong Confucian Biologics distributes, including those listed in the Chinese government's catalogue of medications that are reimbursable under China's social insurance program, or the Insurance Catalogue, are subject to control by the relevant state or provincial price administration authorities. The PRC establishes price levels for products based on market conditions, average industry cost, supply and demand and social responsibility. In practice, price control with respect to these medicines sets a ceiling on their retail price. The actual price of such medicines set by manufacturers, wholesalers and retailers cannot historically exceed the price ceiling imposed by applicable government price control regulations. Although, as a general matter, government price control regulations have resulted in drug prices tending to decline over time, there has been no predictable pattern for such decreases.

None of our products are subject to price controls. It is possible that products may be subject to price control, or that price controls may be increased in the future. To the extent that Shandong Confucian Biologics’ products are subject to price control, its revenue, gross profit, gross margin and net income will be affected since the revenue we derive from Shandong Confucian Biologics’ sales will be limited and it may face no limitation on its costs. Further, if price controls affect both Shandong Confucian Biologics’ revenue and costs, its ability to be profitable and the extent of our profitability will be effectively subject to determination by the applicable regulatory authorities in the PRC.

Adverse publicity associated with Shandong Confucian Biologics' products, ingredients or network marketing program, or those of similar companies, could harm its financial condition and operating results.

The results of Shandong Confucian Biologics’ operations may be significantly affected by the public's perception of Shandong Confucian Biologics’ product and similar companies. This perception is dependent upon opinions concerning:

•	the safety and quality of its products and ingredients;

•	the safety and quality of similar products and ingredients distributed by other companies; and

•	its sales force.

Adverse publicity concerning any actual or purported failure of Shandong Confucian Biologics to comply with applicable laws and regulations regarding product claims and advertising, good manufacturing practices, or other aspects of Shandong Confucian Biologics’ business, whether or not resulting in enforcement actions or the imposition of penalties, could have an adverse effect on the goodwill of Shandong Confucian Biologics and could negatively affect its sales and ability generate revenue.

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In addition, Shandong Confucian Biologics’ consumers' perception of the safety and quality of its products and ingredients as well as similar products and ingredients distributed by other companies can be significantly influenced by media attention, publicized scientific research or findings, widespread product liability claims and other publicity concerning Shandong Confucian Biologics’ products or ingredients or similar products and ingredients distributed by other companies. Adverse publicity, whether or not accurate or resulting from consumers' use or misuse of Shandong Confucian Biologics’ products, that associates consumption of its products or ingredients or any similar products or ingredients with illness or other adverse effects, questions the benefits of Shandong Confucian Biologics’ or similar products or claims that any such products are ineffective, inappropriately labeled or have inaccurate instructions as to their use, could negatively impact its reputation or the market demand for Shandong Confucian Biologics’ products.

If Shandong Confucian Biologics fails to develop new products with high profit margins, and its high profit margin products are substituted by competitor's products, our gross and net profit margins will be adversely affected.

There is no assurance that Shandong Confucian Biologics will be able to sustain its profit margins in the future. The supplement industry is very competitive, and there may be pressure to reduce sale prices of products without a corresponding decrease in the price of raw materials. In addition, the supplement industry in China is highly competitive and new products are constantly being introduced to the market. In order to increase the sales of Shandong Confucian Biologics’ products and expand its market, it may be forced to reduce prices in the future, leading to a decrease in gross profit margin. The research and development of new products and technologies is costly and time consuming, and there are no assurances that Shandong Confucian Biologics’ research and development of new products will either be successful or completed within the anticipate timeframe, if ever at all. There is no assurance that Shandong Confucian Biologics’ competitors' new products, technologies, and processes will not render its existing products obsolete or non-competitive. To the extent that Shandong Confucian Biologics fails to develop new products with high profit margins and its high profit margin products are substituted by competitors' products, our gross profit margins will be adversely affected.

Risks Related To Doing Business In The PRC

Changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

Shandong Confucian Biologics’ business operations may be adversely affected by the current and future political environment in the PRC. The PRC has operated as a socialist state since the mid-1900s and is controlled by the Communist Party of China. The Chinese government exerts substantial influence and control over the manner in which we and it must conduct our business activities. The PRC has only permitted provincial and local economic autonomy and private economic activities since 1988. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy, particularly the pharmaceutical industry, through regulation and state ownership. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under current leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

The PRC's economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, there can be no assurance that this will be the case.

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A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

The PRC laws and regulations governing Shandong Confucian Biologics’ current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may harm its business.

The PRC laws and regulations governing Shandong Confucian Biologics’ current business operations are sometimes vague and uncertain. The PRC’s legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing its business, or the enforcement and performance of its arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We are considered a foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on its businesses. If the relevant authorities find that we are in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;

•	revoking Shandong Confucian Biologics’ business and other licenses;

•	requiring that we restructure its ownership or operations; and

•	requiring that we discontinue any portion or all of our business.

A slowdown, inflation or other adverse developments in the PRC economy may harm Shandong Confucian Biologics’ customers and the demand for Shandong Confucian Biologics’ services and products.

All of Shandong Confucian Biologics’ operations are conducted in the PRC and all of its revenues are generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that this growth will continue. A slowdown in overall economic growth, an economic downturn, a recession or other adverse economic developments in the PRC could significantly reduce the demand for its products and harm Shandong Confucian Biologics’ business.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth could lead to growth in the money supply and rising inflation. If prices for Shandong Confucian Biologics’ products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may harm its profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credit, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth. In October 2004, the People's Bank of China, the PRC's central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase its costs and also reduce demand for its products.

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Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also in the future restrict access to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

The fluctuation of the Renminbi may harm your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions.  As we rely entirely on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for Shandong Confucian Biologics’ operations, appreciation of the Renminbi against the U.S. dollar would diminish the value of the proceeds of the offering and this could harm Shandong Confucian Biologics’ business, financial condition and results of operations because it would reduce the proceeds available to us for capital investment in proportion to the appreciation of the Renminbi. In addition, the depreciation of significant RMB denominated assets could result in a charge to our income statement and a reduction in the dollar value of these assets.

On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

PRC state administration of foreign exchange ("SAFE") regulations regarding offshore financing activities by PRC residents which may increase the administrative burden we face. The failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

SAFE, issued a public notice ("SAFE #75") effective from November 1, 2005, which requires registration with SAFE by the PRC resident shareholders of any foreign holding company of a PRC entity. Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise.

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In October 2005, SAFE issued a public notice, the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, or the SAFE notice, which requires PRC residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China, referred to as an "offshore special purpose company," for the purpose of overseas equity financing involving onshore assets or equity interests held by them. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. Moreover, if the offshore special purpose company was established and owned the onshore assets or equity interests before the implementation date of the SAFE notice, a retroactive SAFE registration is required to have been completed before March 31, 2006. If any PRC shareholder of any offshore special purpose company fails to make the required SAFE registration and amendment, the PRC subsidiaries of that offshore special purpose company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore special purpose company. Moreover, failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

It is unclear whether our other PRC resident shareholders must make disclosure to SAFE. We believe that only PRC resident shareholders who receive ownership of the foreign holding company in exchange for ownership in the PRC operating company are subject to SAFE #75, there can be no assurance that SAFE will not require our other PRC resident shareholders to register and make the applicable disclosure. In addition, SAFE #75 requires that any monies remitted to PRC residents outside of the PRC be returned within 180 days; however, there is no indication of what the penalty will be for failure to comply or if shareholder non-compliance will be considered to be a violation of SAFE #75 by us or otherwise affect us.

In the event that the proper procedures are not followed under SAFE #75, we could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions. Our PRC resident shareholders could be subject to fines, other sanctions and even criminal liabilities under the PRC Foreign Exchange Administrative Regulations promulgated January 29, 1996, as amended.

The PRC's legal and judicial system may not adequately protect our business and operations and the rights of foreign investors.

The PRC legal and judicial system may negatively impact foreign investors. In 1982, the National People's Congress amended the Constitution of China to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in the PRC. However, the PRC's system of laws is not yet comprehensive. The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in the PRC lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the PRC judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC's legal system is based on the civil law regime, that is, it is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC's political, economic or social life, will not affect the PRC government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on Shandong Confucian Biologics’ business and prospects.

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The practical effect of the PRC legal system on Shandong Confucian Biologics’ business operations in the PRC can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate Articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are qualitatively different from the general corporation laws of the United States. Similarly, the PRC accounting laws mandate accounting practices, which are not consistent with U.S. generally accepted accounting principles. PRC's accounting laws require that an annual "statutory audit" be performed in accordance with PRC accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the People's Republic of China Wholly Foreign-Owned Enterprise Law requires a wholly foreign-owned enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation. While the enforcement of substantive rights may appear less clear than United States procedures, the Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies, which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Any award rendered by an arbitration tribunal is enforceable in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958). Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises

Any Recurrence Of Severe Acute Respiratory Syndrome, Or SARS, Or Another widespread public health problem, could harm Shandong Confucian Biologics’ Operations.

A renewed outbreak of SARS or another widespread public health problem (such as bird flu) in the PRC, where all of our revenues are derived, could significantly harm Shandong Confucian Biologics’ operations. Shandong Confucian Biologics’ operations may be impacted by a number of health-related factors, including quarantines or closures of some of its offices that would adversely disrupt its operations. Any of the foregoing events or other unforeseen consequences of public health problems could significantly harm its operations.

Because Our Principal Assets Are Located Outside Of The United States And Most Of Our Directors And All Of Our Officers Reside Outside Of The United States, It May Be Difficult For You To Enforce Your Rights Based On U.S. Federal Securities Laws Against Us And Our Officers Or To Enforce U.S. Court Judgment Against Us Or Them In The PRC.

Most of our directors and all of our officers reside outside of the United States. In addition, Shandong Confucian Biologics’ operating company is located in the PRC and substantially all of its assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. Federal securities laws or otherwise.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

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RISKS RELATED TO OUR COMMON STOCK.

Our Officers And Directors Control Us Through Their Positions And Stock Ownership And Their Interests May Differ From Other Stockholders.

As of the Closing Date, there will be 8,504,214 shares of our common stock issued and outstanding. Our officers and directors beneficially own approximately 92% of our common stock. As a result, he is able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations. Yet Mrs. Song's interests may differ from those of other stockholders. Furthermore, ownership of 92% of our common stock by our officers and directors reduces the public float and liquidity, and may affect the market price.

We Are Not Likely To Pay Cash Dividends In The Foreseeable Future.

We intend to retain any future earnings for use in the operation and expansion of Shandong Confucian Biologics' business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

Our common stock is illiquid and subject to price volatility unrelated to Shandong Confucian Biologics’ operations.

If a market for our common stock does develop, its market price could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve Shandong Confucian Biologics’ planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting Shandong Confucian Biologics or its competitors. In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Investors May Have Difficulty Liquidating Their Investment Because Our Common Stock Is Subject To The "Penny Stock" Rules, Which Require Delivery Of A Schedule Explaining The Penny Stock Market And The Associated Risks Before Any Sale.

Our common stock may be subject to regulations prescribed by the SEC relating to "penny stocks." The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price (as defined in such regulations) of less than $5 per share, subject to certain exceptions. These regulations impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 and individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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Legal remedies, which may be available to the investor, are as follows:

•	If penny stocks are sold in violation of the investor's rights listed above, or other federal or state securities laws, the investor may be able to cancel his purchase and get his money back.

•	If the stocks are sold in a fraudulent manner, the investor may be able to sue the persons and firms that caused the fraud for damages.

•	If the investor has signed an arbitration agreement, however, s/he may have to pursue a claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the SEC's rules may limit the number of potential purchasers of the shares of our common stock and stockholders may have difficulty selling their securities.

A large number of shares will be eligible for future sale and may depress our stock price.

We may be required, under terms of future financing arrangements, to offer a large number of common shares to the public, or to register for sale by future private investors a large number of shares sold in private sales to them.

Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then-current market price of our common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities, either of which would decrease the value of any earlier investment in our common stock.

We are authorized to issue "blank check" preferred stock, which, if issued without stockholders approval, may adversely affect the rights of holders of our common stock.

We are authorized to issue 50,000,000 shares of preferred stock, of which 974,730 have been issued as Series A Preferred Stock. The Series A Preferred shares are convertible into common shares on a 1:1 ratio at a fixed rate of $3 per share.  Preferred shares have no voting rights, have no redemption rights and earn no dividends. Holders of Series A Convertible Preferred Stock are not permitted to convert their stock into common shares until the Company’s market capital reaches $15,000,000. Upon dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the then outstanding shares of Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Company the sum of $0.0001 per share (the “Liquidation Rate”) before any payment or distribution shall be made on any other class of capital stock of the Company ranking junior to the Series A Convertible Preferred Stock. This could dilute your ownership.

The Board of Directors is authorized under our Articles of Amendment to provide for the issuance of additional shares of preferred stock by resolution, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued are likely to have priority over the common stock with respect to dividend or liquidation rights. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control, which could have the effect of discouraging bids for our company and thereby prevent stockholders from receiving the maximum value for their shares. We have no present intention to issue any shares of its preferred stock in order to discourage or delay a change of control. However, there can be no assurance that preferred stock will not be issued at some time in the future.

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SELECTED CONSOLIDATED FINANCIAL DATA

You should read the summary consolidated financial data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition or Plan of Operations” and our predecessor’s financial statements and the related notes included elsewhere in this report. We derived the financial data for the fiscal years ended December 31, 2015 and 2014 and for the six months ended June 30, 2016 and 2015, and as of June 30, 2016 and December 31, 2015 from the financial statements included in this report. The historical results are not necessarily indicative of the results to be expected for any future period.

	Six months ended June 30,		Year ended December 31,	Year ended December 31,
	2016	2015	2015	2014
	(Unaudited)	(Unaudited)	(Audited)	(Audited)

Net sales	$306,077	$–	$273,525	$–
Cost of sales	249,445	–	234,028	–

Gross profit	56,632	–	39,497	–

Selling, general and administrative expenses	268,317	165,525	284,870	103,250

Loss from operations	(211,685)	(165,525)	(245,373)	(103,250)
Other expense	(34,996)	(47,723)	(100,223)	(114,568)

Loss before income taxes	(246,681)	(213,248)	(345,596)	(217,818)
Income taxes	–	–	–	–

Net Loss	$(246,681)	(213,248)	$(345,596)	$(217,818)

	As of June 30,	As at December 31,
	2016	2015	2014
	(Unaudited)
Consolidated Balance Sheet Data:
Cash and Cash Equivalents	$47,842	$21,747	$140,317
Working Capital (Deficit)	(2,775,800)	(2,217,872)	(1,331,712)
Total Assets	3,867,707	3,595,579	5,068,687
Total Liabilities	3,186,650	2,647,982	3,729,420
Total Shareholders’ Equity	681,057	947,597	1,339,267

The share exchange transaction contemplated under the Exchange Agreement is deemed to be a reverse acquisition, where IPLO (the legal acquirer) is considered the accounting acquiree and Shandong Confusian Biologics (the legal acquiree) is considered the accounting acquirer. The Pro Forma Financial Information for the share exchange transaction are attached hereto as Exhibit 99.3.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion of the financial condition and results of operation of IPLO for the fiscal years ended December 31, 2015 and 2014, and for the six months ended June 30, 2016 and 2015 should be read in conjunction with the selected consolidated financial data, the financial statements and the notes to those statements that are included elsewhere in this Current Report on Form 8-K (“Form 8-K”). should be read in conjunction with the Selected Consolidated Financial Data, our financial statements and the notes to those financial statements that are included elsewhere in this Current Report on Form 8-K (“Form 8-K”). Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Prior to August 31, 2016, we imported glass containers from Asia and distribute to the North American market including Canada. On August 31, 2016, Standard Resources Ltd. (“Standard”) previously IPLO’s Majority Stockholder, we completed the H&H Vend Out whereby Standard cancelled 3,915,000 shares of IPLO common stock held by it in exchange for all of the outstanding shares of H&H Glass.

Plan of Operations

On July 1, 2016, IPLO and Xiuhua Song completed the Purchase Agreement, pursuant to which IPLO sold to the Mrs. Song, and Mrs. Song purchased from IPLO, an aggregate of 3,915,000 newly issued shares of IPLO Shares.

On July 1, 2016, International Packaging and Logistics Group, Inc. (the “Registrant” or “IPLO”) executed a Share Exchange Agreement (“Exchange Agreement”) by and among Yibaoccyb Limited, a British Virgin Islands limited liability company (“Yibaoccyb”), and the stockholders of 51% of Yibaoccyb’s common stock (the “Yibaoccyb Shareholders”), on the one hand, and the Registrant, on the other hand. Yibaoccyb owns 100% of YibaoConfucian Co., Ltd. (“YibaoHK”), a Hong Kong company. YibaoHK owns or will own 100% of Shenzhen Confucian Biologics Co. Ltd. (“Yibao WOFE”), which is a wholly foreign-owned enterprise (“WFOE”) under the laws of the Peoples’ Republic of China (“PRC” or “China”). On August 31, 2016, YibaoHK entered into a series of contractual arrangements with Shandong Confucian Biologics Co., Ltd. (“Shandong Confucian Biologics”) which is a limited liability company headquartered in, and organized under the laws of, the PRC. The contractual arrangements are discussed below. Throughout this Form 8-K, Yibaoccyb, Yibao WOFE and Shandong Confucian Biologics are sometimes collectively referred to as the “Yibao Group.” A copy of the Exchange Agreement is included as Exhibit 2.1 and filed with the current report on Form 8-K dated July 1, 2016.

The Exchange Agreement was completed on August 31, 2016 concurrent with the H&H Vend Out. The Registrant issued 2,040,000 shares of the Registrant’s common stock (the “IPLO Shares”) to the Yibaoccyb Shareholders in exchange for 51% of the common stock of Yibaoccyb (the “Exchange Agreement”).

As a result of the Exchange Agreement that was completed on August 31, 2016 and described more fully above in the section titled “Business”, Yibaoccyb, which owns YibaoHK, which has a series of contractual agreements with Shandong Confucian Biologics. Shandong Confucian Biologics is a manufacture and research based bio-science company. It has large capacity in manufacturing tablets, granule, oral liquid, powders, soft gels and capsules products. The Company distributes its products through its own network and white label products. It also has access to a member-based distribution system owned by its affiliated company.

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The acquisition of the Yibao Group will be accounted for as a reverse merger because on a post-merger basis, the shareholders of Yibao Group held a majority of the outstanding common stock of IPLO on a voting and fully-diluted basis.

As a result of the Exchange Agreement, Yibao Group was deemed to be the acquirer for accounting purposes. Accordingly, the financial statement data presented are those of Yibao Group for all periods prior to our acquisition of Yibao Group on August 31, 2016, and the financial statements of the consolidated companies from the acquisition date forward.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our management's discussion and analysis of our financial condition and results of operations are based on our combined financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 1 to our combined financial statements appearing at Exhibits 99.1 and 99.2, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis:

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Reminbi ("RMB"), however, all financial statements and notes to the financial statements are presented in United States dollars (“US Dollar” or “US$” or “$”).

Accounts receivable

The Company extends credit to its customers. Accounts receivable was recorded at the contract amount after deduction of trade discounts and, allowances, if any, and do not bear interest. The allowance for doubtful accounts, when necessary, is the Company’s best estimate of the amount of probable credit losses from accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions.

As of December 31, 2015 and 2014, accounts receivable was $3,521 and $0, respectively. The Company believes that its accounts receivable are fully collectable and determined that an allowance for doubtful accounts was not necessary.

Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company does not have any off-balance-sheet credit exposure related to its customers.

Inventories

Inventory is valued at the lower of cost or market. Cost is determined using standard costs, which approximates the first-in, first-out method.

Inventory, comprised principally of finished goods, raw material and packaging material, are valued at the lower of cost or market. The value of inventory is determined using average cost method.

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Property and equipment

Property, plant, and equipment are stated at cost less accumulated depreciation. The costs of a constructed asset are accumulated in the account Construction-in-Progress until the asset is placed into service. When the asset is completed and placed into service, the account Construction-in-Progress will be credited for the accumulated costs of the asset and will be debited to the appropriate Property, Plant and Equipment account. Depreciation begins after the asset has been placed into service.

Expenditures for maintenance and repairs are charged to operations; major expenditures for renewals and betterments are capitalized. Assets that are still kept in service after reaching the end of their estimated useful lives are depreciated over the estimated useful life of their residual value. Gain or loss on disposal of property, plant, and equipment is recognized as non-operating income or expenses.

Revenue recognition

The Company recognizes product revenue in accordance with ASC 605. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price paid by the customer is fixed or determinable and (iv) collection of the resulting account receivable is reasonably assured. The Company recognizes revenue for product sales upon transfer of title to the customer. Customer purchase orders and/or contracts are generally used to determine the existence of an arrangement. Shipping documents and terms and the completion of any customer acceptance requirements, when applicable, are used to verify product delivery. The Company assesses whether a price is fixed or determinable based upon the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment. The Company has no product returns or sales discounts and allowances because goods delivered and accepted by customers are normally not returnable.

Foreign currency translation

The Company's functional currency is the Chinese Renminbi (RMB). The reporting currency is that of the US Dollar. Assets, liabilities and owners’ contribution are translated at the exchange rates as of the balance sheet date. Income and expenditures are translated at the average exchange rate of the year. The RMB is not freely convertible into foreign currency and all foreign currency exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US dollar at the rates used in translation.

Recent accounting pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“SFAS 109”). The interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS 109, “Accounting for Income Taxes.” It prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken on a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact, if any, of FIN 48 on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS 157), which provides guidance for how companies should measure fair value when required to use a fair value measurement for recognition or disclosure purposes under generally accepted accounting principle (GAAP). SFAS 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact, if any, the adoption of SFAS 157 will have on its financial statements.

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In December 2006, FASB Staff Position No. EITF 00-19-2, “Accounting for Registration Payment Arrangements,” was issued. The FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies.” The Company believes that its current accounting is consistent with the FSP. Accordingly, adoption of the FSP had no effect on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of FASB Statement No. 115”, under which entities will now be permitted to measure many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 157. The Company is currently assessing the impact, if any, the adoption of SFAS 159 will have on its financial statements.

RESULTS OF OPERATIONS

Comparison of Years Ended December 31, 2015 and December 31, 2014.

The following table sets forth the results of our operations for the periods:

	2015	2014
Sales revenue	$273,525	$–

Cost of goods sold	234,028	–

Gross profit	39,497	–

Operating expenses
Selling expenses	12,616	17,222
General & administrative expenses	272,254	86,028
Total operating expenses	284,870	103,250

(Loss) from operation	(245,373)	(103,250)

Other income (expenses)

Miscellaneous Income	15,915	15,417
Other Income	20,996	–
Interest expense	(137,134)	(129,985)
Total other (expenses)	(100,223)	(114,568)

(Loss) before income taxes	(345,596)	(217,818)

Provision for income taxes	–	–

Net (Loss )	$(345,596)	$(217,818)

Other Comprehensive (loss)
Foreign currency translation (loss)	(46,074)	(37,281)
Net Comprehensive (loss)	$(391,670)	$(255,099)

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REVENUES.

During the year ended December 31, 2015, we had revenues of $273,525 as compared to revenues of $0 for the year December 31, 2014. This increase is attributable to the commencement of sales. We believe that our sales will continue to grow because we are strengthening our sales force and improving the quality of our products.

COST OF GOODS SOLD.

Cost of goods sold for 2015 increased $234,028, from $0 for the year ended December 31, 2014 to $234,028 for the year ended December 31, 2015. This increase is attributable to the commencement of sales.

GROSS PROFIT.

Gross profit was $39,497 for the year ended December 31, 2015 as compared to $0 for the year ended December 31, 2014, representing gross margins of approximately 14.43% and nil% or revenues, respectively. The increase in our gross profits was mainly due to an increase in sales.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.

Selling, general and administrative expenses totaled $245,373 for the year ended December 31, 2015, as compared to $103,250 for the year ended December 31, 2014, an increase of $142,123. This increase is primarily attributable to the commencement of operations.

OTHER INCOME (EXPENSES).

Our other income (expenses) consisted of government subsidy, interest income and interest expense. We had other expenses of $100,223 for the year ended December 31, 2015 as compared to $114,568 for the year ended December 31, 2014, a decrease of $14,345.

Comparison of Six Month Period Ended June 30, 2016 and June 30, 2015.

The following table sets forth the results of our operations for the periods indicated:

	For the Six Months Ended June 30
	2016	2015
Sales revenue	$306,077	$–

Cost of goods sold	249,445	–

Gross profit	56,632	–

Operating expenses
Selling expenses	8,689	7,634
General & administrative expenses	259,628	157,891
Total operating expenses	268,317	165,525

(Loss) from operation	(211,685)	(165,525)

Other income (expenses)
Other income	15,376	13,616
Other expenses	(168)	(7)
Interest expense, net	(50,204)	(61,332)
Total other expenses	(34,996)	(47,723)

(Loss) before income taxes	(246,681)	(213,248)
Provision for income taxes	–	–

Net (Loss)	$(246,681)	$(213,248)

Other Comprehensive Income (Loss)
Foreign currency translation gain (loss)	(19,859)	2,030

Net comprehensive loss	$(266,540)	$(211,218)

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REVENUES.

During the six months ended June 30, 2016, we had revenues of $306,077 as compared to revenues of $0 for the six months ended June 30, 2015. This increase is attributable the commencement of sales. We believe that our sales will continue to grow because we are strengthening our sales force and improving the quality of our products.

COST OF GOODS SOLD.

Cost of goods sold for the six months ended June 30, 2016 increased $249,445, from $0 for the six months ended June 30, 2015 to $249,445 for the six months ended June 30, 2015. This increase is attributable to the commencement of sales.

GROSS PROFIT.

Gross profit was $56,632 for the six months ended June 30, 2016 as compared to $0 for the six months ended June 30, 2015. The increase in our gross profits was mainly due to an increase in sales.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.

Selling, general and administrative expenses totaled $268,317 for the six months ended June 30, 2016, as compared to $165,525 for the six months ended June 30, 2015, an increase of $102,792. This increase is primarily attributable the commencement of sales

OTHER INCOME (EXPENSES).

Our other income (expenses) consisted of government subsidy, interest income and interest expense. We had other expenses of $34,996 for the six months ended June 30, 2016 as compared to $47,723 for the six months ended June 30, 2015, a decrease of $12,727. The decrease in other expenses is mainly due to a decrease in loans during the period.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis.

At June 30, 2016, our current assets included cash, accounts receivable, inventories, advances to suppliers, and prepaid expenses. At June 30, 2016, our cash increased by approximately $26,000 from December 31, 2015. All of our cash is maintained with state-owned banks within the People’s Republic of China of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

We are subject to the regulations of the PRC which restricts the transfer of cash from that country, except under certain specific circumstances. Accordingly, such funds may not be readily available to us to satisfy obligations which have been incurred outside the PRC.

The Company sustained operating losses of $246,681 and $213,248 during the six months ended June 30, 2016 and 2015. The Company has accumulated deficit of $881,373 and $634,692 as of June 30, 2016 and December 31, 2015, respectively. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtain additional financing, as may be required.

Cash Flows

Twelve Months ended December 31, 2015

Net cash flow provided by operating activities was $1,116,202 in fiscal 2015 and net cash flow provided by in operating activities was $845,744 in fiscal 2014. The increase of net cash flow provided by operating activities in fiscal 2015 was mainly due to a decrease in other receivable offset by a decrease in other payable.

Net cash flow used in investing activities was $754,850 for fiscal 2015 and compared to net cash used in investing activities of $742,700 in fiscal 2014. For the year ended December 31, 2015, we used $513,823 for the purchase of property and equipment and $241,027 for the purchase of land use rights. For the year ended December 31, 2014, we used cash for the purchase of property and equipment of $742,700.

Net cash flow used in financing activities was $477,502 in fiscal 2015 as compared to net cash provided by financing activities of $0 for fiscal 2014. For the year ended December 31, 2015, we used cash for the repayment of a loan.

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Six Months Ended June 30, 2016

Net cash flow provided by operating activities was $515,218 for the six months ended June 30, 2016 as compared to net cash flow provided by operating activities of $61,828 for the six months ended June 30, 2015. The increase of net cash flow provided by operating activities in fiscal 2015 was mainly due to the decrease in prepaid expense and increase in payables.

For the six months ended June 30, 2016, net cash flow used in investing activities was $488,122 as compared to net cash used in investing activities of $140,270 for the six months ended June 30, 2015. For the six months ended June 30, 2016, we purchased property and equipment of $488,122. For the six months ended June 30, 2015, we used cash for the purchase of property and equipment of $140,270.

For the six months ended June 30, 2016, net cash flow provided by financing activities was $0 and was related to $1,071,127 received from a related party to repay a loan of the same amount. For the six months ended June 30, 2015, net cash flow provided by financing activities was $0.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We have no material contractual obligations.

Off-balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Related Party Transactions

Name of related party	Relationship with the Company
Wenxiu Song	Owner since 2013
Hengchun Zhang	Owner since 2016
Qinbao Kong	Xiuhua Song's spouse
Xiuhua Song	Qinbao Kong's spouse
ShanDong Yibao Biologics Co., LTD	Affiliated company with common parent

The Company is still in start-up stage, to sustain the Company’s operating, construct manufacturing building and purchase equipment, current and previous owners along with its affiliated company need loan the Company money through their own account. On June 2016, Shandong Yibao Biologics Co., LTD loaned the company money to pay off the short-term loan. The Company has the following payables to related parties:

	June 30, 2016	December 31, 2015
To ShanDong Yibao Biologics Co., LTD	$1,330,975	$218,672
To Xiuhua Song	1,120,996	995,713
To Wenxiu Song	–	138,936
To Hengchun Zhang	153,888	–
To Qinbao Kong	6,135	–
	$2,611,994	$1,353,321

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Quantitative and Qualitative Disclosures about Market Risk

IPLO does not use derivative financial instruments in its investment portfolio and has no foreign exchange contracts. Our financial instruments consist of cash and cash equivalents, trade accounts receivable, accounts payable and long-term obligations. We consider investments in highly liquid instruments purchased with a remaining maturity of 90 days or less at the date of purchase to be cash equivalents

Interest Rates. Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short-term obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities. At June 30, 2016, we had approximately $47,800 in cash. A hypothetical 10% increase or decrease in interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments.

Foreign Exchange Rates. All of our sales is denominated in Renminbi (“RMB”). As a result, changes in the relative values of U.S. Dollars and RMB affect our reported levels of revenues and profitability as the results are translated into U.S. Dollars for reporting purposes. In particular, fluctuations in currency exchange rates could have a significant impact on our financial stability due to a mismatch among various foreign currency-denominated sales and costs. Fluctuations in exchange rates between the U.S. dollar and RMB affect our gross and net profit margins and could result in foreign exchange and operating losses.

Our exposure to foreign exchange risk primarily relates to currency gains or losses resulting from timing differences between signing of sales contracts and settling of these contracts. Furthermore, we translate monetary assets and liabilities denominated in other currencies into RMB, the functional currency of our operating business. Our results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in our statement of shareholders’ equity. We did not recorded net foreign currency gains in 2005 and 2006, respectively. We have not used any forward contracts, currency options or borrowings to hedge our exposure to foreign currency exchange risk. We cannot predict the impact of future exchange rate fluctuations on our results of operations and may incur net foreign currency losses in the future. As our sales denominated in foreign currencies, such as RMB and Euros, continue to grow, we will consider using arrangements to hedge our exposure to foreign currency exchange risk.

Our financial statements are expressed in U.S. dollars but the functional currency of our operating subsidiary is RMB. The value of your investment in our stock will be affected by the foreign exchange rate between U.S. dollars and RMB. To the extent we hold assets denominated in U.S. dollars, including the net proceeds to us from this offering, any appreciation of the RMB against the U.S. dollar could result in a change to our statement of operations and a reduction in the value of our U.S. dollar denominated assets. On the other hand, a decline in the value of RMB against the U.S. dollar could reduce the U.S. dollar equivalent amounts of our financial results, the value of your investment in our company and the dividends we may pay in the future, if any, all of which may have a material adverse effect on the price of our stock.

DESCRIPTION OF PROPERTY

Shandong Confucian Biologics is located in Food Industrial Park inside the economic development Zone of JinXiang County, Ji’ning City in the province of Shan Dong in China. It has a land us right until 2065 which costs approximately $1,861,216. It has nearly 30,000 square meters standardized plant.

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SECURITY OWNERSHIP PRIOR TO CHANGE OF CONTROL

The following table sets forth certain information concerning the number of our common shares owned beneficially as of July 1, 2016 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, our shareholders listed possess sole voting and investment power with respect to the common shares shown.

	Shares beneficially owned (1) Number of shares	Percentage of class (2)

Standard Resources Ltd. (3) 8/F Hing Wong Court 21-23 Tai Wong Street East Wanchi, Hong Kong	3,915,000	86.9%

Allen Lin	3,915,000	86.9%

Owen Naccarato	226,875	5.0%

William Gresher	–	–

Officers and Directors as a group	4,141,875	91.9%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 31, 2015 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Percentage based on 4,504,214 shares of common stock outstanding as of June 30, 2016.

(3) Standard Resources LTD is a related company to Allen Lin, the founder and CEO of H&H Glass.

SECURITY OWNERSHIP IMMEDIATELY AFTER CHANGE OF CONTROL

The following table sets forth certain information regarding IPLO’s common stock beneficially owned after the Closing, for (i) each stockholder known to be the beneficial owner of 5% or more of IPLO’s outstanding common stock, (ii) each current and incoming executive officers and directors, and (iii) all current and incoming executive officers and directors as a group.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class (2)
Xiuhua Song (1)	4,155,000	63.49%

All Directors and Officers as a Group (1 individual)	4,155,000	63.49%

(1)	As of August 31, 2016, Mrs. Song became the sole director, President, Chief Financial Officer and Secretary of the Company.
(2)	Percentage based on 6,544,214 shares of common stock outstanding as of August 31, 2016.

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MANAGEMENT

Appointment of New Officers and Directors

On August 31, 2016, Owen Naccarato and Allen Lin tendered their resignations from Company’s Board of Directors. Furthermore, Mr. Naccarato resigned from his positions as IPLO’s President, Vice President, Chief Financial Officer, Treasurer and Secretary. We appointed Xiuhua as IPLO’s President, Vice President, Chief Financial Officer, Treasurer and Secretary.

New Management

The following table sets forth the names and ages of the Director and Officers, who assumed their positions on August 31, 2016:

Name	Age	Position
Xiuhua Song	45	President, Chief Financial Officer, Secretary and Director

Based on information provided by the Purchaser, the following biographical information on the directors and officers of the Company after the Change of Control is presented below:

Mrs. Song has been the Managing Director of Shandong Yibao Biologics Co., Ltd. from May 2011 to present. Additionally, Mrs. Song has served as President of YBCC, Inc. from November 2012 to present. Mrs. Song received an Associate Degree in Economics and Management from HuBei University of Economics. Additionally, Mrs. Song completed the CEO training program at TsingHua University and received her Executive MBA from Peking University. Mrs. Song is an active member of the American Nutrition and Health Association. Mrs. Song plans to dedicate a minimum of 40 hours per week to the Company.

Involvement in Certain Legal Proceedings

To the best of IPLO’s knowledge, none of the Officers and Director have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Code of Ethics

On September 7, 2004, the Board of Directors of the Company adopted the Code of Ethics for Chief Executive Officer and the Principal Financial Officer, which was included as exhibit 14.1 with the December 31, 2004 Form 10KSB.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, and to the best of our knowledge, other than reported in our annual report on Form 10-K filed on April 19, 2016, all executive officers, directors and greater than 10% shareholders filed the required reports in a timely manner except for Messrs. Naccarato, Gresher and Lin and Standard Resources Ltd. Mrs. Song intends to file such forms within 4 days of this filing.

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Board of Directors, Board Meetings and Committees

Our Board is comprised of one (1) member, Xiuhua Song who is a management member of the Shandong Confucian Biologics. All members of the Board serve until their terms expire or until their successors are duly elected and qualified.

Mrs. Song has been appointed as the Chairman of the Board of Directors. In this capacity she is responsible for meeting with our Chief Financial Officer to review our financial and operating results, agendas and minutes of board and committee meetings, and presiding at the meetings of the committees of the Board.

Our Board held no formal meetings during the most recently completed fiscal year. All proceedings of the Board were conducted by resolutions, consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Nevada and our By-laws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Board Committees; Director Independence

As of this date our Board has not appointed a nominating committee, audit committee or compensation committee, or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our Board does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our Board. Further, we are not a "listed company" under SEC rules and thus we are not required to have a compensation committee or a nominating committee. We are not currently required to have such committees. Accordingly, we do not have an “audit committee financial expert” as such term is defined in the rules promulgated under the Securities Act of 1933 and the Securities and Exchange Act of 1934. The functions ordinarily handled by these committees are currently handled by our entire Board. Our Board intends, however, to review our governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of our business.

We do not believe that our incoming director is considered “independent” under Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. We are not currently subject to any law, rule or regulation, however, requiring that all or any portion of our Board include "independent" directors.

We do not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. Our Board believes that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to our Board and we do not have any specific process or procedure for evaluating such nominees. Our Board assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our Board may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the face page of this Current Report. IPLO does not have a policy regarding the attendance of board members at the annual meeting of shareholders.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

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EXECUTIVE COMPENSATION

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal year ended December 31, 2015.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Owen Naccarato, CEO and CFO	2015	0	0	0	0	0	0	42,000	42,000
	2014	0	0	0	0	0	0	42,000	42,000
Allen Lin, President H&H Glass	2015	276,000	0	0	0	0	0	50,000	326,000
	2014	268,000	0	0	0	0	0	37,000	305,000

During 2015 and 2014, Mr. Naccarato received $6,000 in annual director’s fees, included above.

Outstanding Equity Awards at Fiscal Year-end

The following table sets forth certain summary information regarding outstanding equity awards as of December 31, 2015 to the Company's Chief Executive Officer and Chief Financial Officer and most highly paid executive officers during such period.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Owen Naccarato	0	0	0	0	0	0	0	0	0
Allen Lin	0	0	0	0	0	0	0	0	0

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Compensation of Directors

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Owen Naccarato	$6,000	0	0	0	0	0	$6,000
William Gresher	$6,000	0	0	0	0	0	$6,000
Allen Lin	$0	0	0	0	0	0	$0

Grants of Plan-Based Awards

We did not make any grants of plan-based awards during the fiscal year-ended December 31, 2015.

Outstanding Equity Awards

There are no unexercised options, stock that has not vested, or equity incentive plan awards outstanding as of December 31, 2015.

Option Exercises and Stock Vested

There were no exercises of stock options, SARs or similar instruments, and no vesting of stock, including restricted stock, restricted stock units and similar instruments, during the last completed fiscal year.

Pension Benefits

We currently have no plans that provide for payments or other benefits.

Nonqualified defined contribution and other nonqualified deferred compensation plans.

We currently have no defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments upon Termination or Change-In-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. We currently have no employment agreements with any of our executive officers providing for payments or benefits in connection with a termination of employment or change in control of the company, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control. As a result, we have omitted this table.

Employment Agreements

None

Director Compensation

Directors received remuneration totaling in aggregate of $12,000 during the years ended December 31, 2015 and 2014. Directors receive $500 a month in directors’ fees with the exception of Mr. Lin who received no compensation for director’s services for the years ended December 31, 2015 and 2014.

40

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the foregoing and the below, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

Related Party Transactions Prior to Change in Control

Allen Lin

The Company paid Mr. Allen Lin, President of H&H Glass and a member of the board of directors of the Company, compensation of $326,000 and $305,000 for the years ended December 31, 2015 and 2014, respectively.

Josephine Lin

Josephine Lin, Mr. Lin’s wife, is employed by the Company and was paid a salary of $60,000 and $58,000 for the years ended December 31, 2015 and 2014, respectively.

Owen Naccarato

During 2015 and 2014, Mr. Naccarato, the Company’s Chief Executive Office and acting Chief Financial Officer, was paid director fees of $6,000 and $36,000 for legal fees performed.

William Gresher

During 2015 and 2014, Mr. Gresher, a member of the Board of Directors, was paid $6,000 per year director fees.

Our Contractual Arrangements with the Shandong Confucian Biologics and Their Respective Shareholders

PRC law currently limits foreign equity ownership of Chinese companies. To comply with these foreign ownership restrictions, we expect to operate our business in China through a series of contractual arrangements with the Shandong Confucian Biologics and their respective shareholders that were executed on Closing Date.

Related Party Transactions of the Shandong Confucian Biologics

Set forth below are the related party transactions since December 31, 2015, among the Shandong Confucian Biologics’ shareholders, officers and/or directors, and the Shandong Confucian Biologics. As a result of the share exchange transaction, we have contractual arrangements with the Shandong Confucian Biologics which give us the ability to substantially influence the Shandong Confucian Biologics’ daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval.

Name of related party	Relationship with the Company
Wenxiu Song	Owner since 2013
Hengchun Zhang	Wenxiu Song's spouse
Qinbao Kong	Owner from inception
Xiuhua Song	Qinbao Kong's spouse
ShanDong Yibao Biologics Co., LTD	Affiliated company with common parent

41

The Company has receivable from Wenxiu Song $0, and $338,459 as of December 31, 2015 and 2014 respectively.

The Company is still in start-up stage, to sustain the Company’s operating, construct manufacturing building and purchase equipment, current and previous owners along with its affiliated company need loan the Company money through their own account. The Company has the following payables to related parties:

	December 31, 2015	December 31, 2014
To ShanDong Yibao Biologics Co., LTD	$218,672	$1,039,552
To Xiuhua Song	995,713	992,811
To Wenxiu Song	138,936	–
To others – non related parties	92,661	22,889
	$1,445,982	$2,055,252

H&H Vend Out

On August 31, 2016, IPLO vended out H&H Glass, Inc. back to Standard Resources Ltd., (holder of the shares of H&H Glass) in exchange for the return of 3,915,000 common shares of IPLO held and owned by Standard Resources, Inc. Standard Resources, Inc. is controlled by Allen Lin who is a former director of IPLO and therefore makes this a related party transaction.

DESCRIPTION OF SECURITIES

Common Stock

Our Company’s Certificate of Incorporation, as amended, provide for authority to issue 900,000,000 shares of common stock with par value of $0.001 per share.

As of August 31, 2016, we shall have approximately 6,544,214 shares of our common stock issued and outstanding held by approximately 828 stockholders of record.

Preferred Stock

We currently have 974,730 shares of preferred stock Series A issued and outstanding. A total of 50,000,000 preferred shares with par value of $0.0001 per share are authorized.

Series A Preferred Shares

The Series A Preferred shares are convertible into common shares on a 1:1 ratio at a fixed rate of $3 per share.  Preferred shares have no voting rights, have no redemption rights and earn no dividends. Holders of Series A Convertible Preferred Stock are not permitted to convert their stock into common shares until the Company’s market capital reaches $15,000,000. Upon dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the then outstanding shares of Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Company the sum of $0.0001 per share (the “Liquidation Rate”) before any payment or distribution shall be made on any other class of capital stock of the Company ranking junior to the Series A Convertible Preferred Stock.

42

ASC Topic 480, “Distinguishing Liabilities from Equity,” establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

A mandatorily redeemable financial instrument shall be classified as a liability unless the redemption is required to occur only upon the liquidation or termination of the reporting entity. A financial instrument issued in the form of shares is mandatorily redeemable if it embodies an unconditional obligation requiring the issuer to redeem the instrument by transferring its assets at a specified or determinable date (or dates) or upon an event certain to occur. A financial instrument that embodies a conditional obligation to redeem the instrument by transferring assets upon an event not certain to occur becomes mandatorily redeemable—and, therefore becomes a liability—if that event occurs, the condition is resolved, or the event becomes certain to occur.

The Company determined that the preferred shares are not mandatorily or conditionally redeemable and are properly classified as permanent equity in the accompanying unaudited condensed consolidated financial statements.

Series B Preferred Shares

As of January 1, 2010 pursuant to the purchase agreement for 51% ownership in EZ Link Holdings Ltd., approximately 47% of the purchase price amount $400,000 was paid in Series B convertible preferred shares of IPL Group, Inc. at a per share value of $1.00, or 400,000 shares. As a result of the divesture of EZ Link, the Company received from EZ Link shareholders the 400,000 shares of Series B preferred stock. As of December 31, 2015, there are no shares of Series B preferred stock issued and outstanding.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the Over-the Counter Bulletin Board, (“the OTCBB”), under the trading symbol “IPLO”. The following table set forth the quarterly high and low bid prices per share for our common stock. The bid prices reflect inter-dealer prices, without retail markup, markdown, or commission and may not represent actual transactions. The low prices are often arbitrary prices put in the system by market makers.

	High	Low
Year ended December 31, 2015
First quarter	$0.59	$0.15
Second quarter	$0.22	$0.02
Third quarter	$0.04	$0.02
Fourth quarter	$0.12	$0.04
Year ended December 31, 2014
First quarter	$0.85	$0.12
Second quarter	$0.75	$0.12
Third quarter	$0.75	$0.12
Fourth quarter	$0.75	$0.01

As of December 31, 2015, there were approximately 828 registered shareholders of the Company’s Common Stock with 4,504,214 shares issues and outstanding.

Dividends

To date, the Company has not declared or paid dividends on its Preferred or Common Stock.

Transfer Agent and Registrar

The Company’s transfer agent is Jersey Transfer and Trust Company located at 1250 Sussex Turnpike, #606; Mount Freedom, NJ 07970-0606.

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Securities authorized for issuance under equity compensation plans.

N/A

Recent Sales of Unregistered Securities

N/A

Dividend Policy

We do not currently intend to pay any cash dividends in the foreseeable future on our common stock and, instead, intend to retain earnings, if any, for future operation and expansion. Any decision to declare and pay dividends in the future will be made at the discretion of our Board and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our Board may deem relevant.

EQUITY COMPENSATION PLAN INFORMATION

We currently do not have any equity compensation plans.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our company.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Chapter 78 of the Nevada Revised Statutes ("NRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

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Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NRS.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

Item 3.02 Unregistered Sales of Equity Securities

On July 1, 2016, and as described under Item 2.01 above, pursuant to the Purchase Agreement, IPLO issued 3,915,000 shares of its common stock to Xiuhua Song for a purchase price of $225,000. The issuance of these shares was exempt from registration pursuant to Section 4(2) and/or Regulation S thereof. We made this determination based on the representations of Xiuhua Song which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On August 31, 2016, as described under Item 2.01 above, pursuant to the Exchange Agreement, IPLO we issued 2,040,000 shares of its common stock to the Yibaoccyb Shareholders in exchange for 51% of the outstanding shares of Yibaoccyb. The issuance of these shares was exempt from registration pursuant to Section 4(2) and/or Regulation S thereof. We made this determination based on the representations of the Shareholders which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 30, 2016, RBSM LLP (“RBSM”) resigned as IPLO’s independent registered public accounting firm. The decision was approved by the Registrant’s Board of Directors.

The reports of RBSM on the Registrant’s financial statements for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles. During the Registrant’s fiscal years ended December 31, 2015 and 2014, and the subsequent period through the date of this report, there were (i) no disagreements with RBSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RBSM would have caused RBSM to make reference to the subject matter of the disagreements in connection with its report, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

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The Registrant provided RBSM with a copy of the disclosures made in this Current Report on Form 8-K and requested that RBSM furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Registrant’s statements herein and, if not, stating the respects in which it does not agree. A copy of the letter furnished by RBSM is attached as Exhibit 16.1 hereto.

On August 31, 2016, the Registrant engaged TAAD, LLP (“TAAD”) as the Registrant’s new independent registered public accounting firm. The appointment of TAAD was approved by the Registrant’s Board of Directors.

Item 5.01 Changes in Control of Registrant.

As more fully described in Items 1.01 and 2.01 above, on July 1, 2016 and August 31, 2016, IPLO closed the Purchase Agreement and the Exchange Agreement, respectively. Reference is made to the disclosures set forth under Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

Under the Purchase Agreement, we issued 3,915,000 shares of our common stock to Xiuhua Song for a purchase price of $225,000. Under the Exchange Agreement, on August 31, 2016, we issued 2,040,000 shares of our common stock, to the Yibaoccyb Shareholders in exchange for 51% of the capital stock of Yibaoccyb. Each share of our outstanding common stock entitles the holders of common stock to one vote. Thus, Xiuhua Song and the Yibaoccyb Shareholders hold the majority number of voting shares of our company on a fully diluted basis. The closing of the transactions under the Purchase Agreement and Exchange Agreement, which resulted in the change in control of the Registrant, occurred on July 1, 2016. A copy of the Purchase Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K dated July 1, 2016. A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K dated July 1, 2016.

In connection with this change in control, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 below, effective on August 31, 2016, Owen Naccarato resigned as IPLO’s President, Vice President, Chief Financial Officer, Treasurer and Secretary. Concurrently, Xiuhua Song was appointed as IPLO’s President, Vice President, Chief Financial Officer, Treasurer and Secretary. On August 31, 2016, Messrs. Naccarato and Lin resigned from the Company’s Board of directors and leaving Xiuhua as sole director.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Officers and Directors

In connection with this change in control, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 below, effective on July 1, 2016, Mr. Gresher resigned from the board of directors. On August 31, 2016, Owen Naccarato resigned as IPLO’s President, Vice President, Chief Financial Officer, Treasurer and Secretary. Messrs. Naccarato and Lin resigned from the Company’s Board of directors and leaving Xiuhua as sole director.

(c) Appointment of Officers

On August 31, 2016, the following persons were appointed as our officers:

Name	Age	Position
Xiuhua Song	45	President, Chief Financial Officer, Secretary and Director

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None of our officers currently has an employment agreement with IPLO. Related party transactions involving are described in Item 2.01 above.

Descriptions of our officers can be found in Item 2.01 above, in the section titled “New Management.”

(d) Appointment of Directors

In connection with the Purchase Agreement, effective July 1, 2016, the following persons were appointed as a director:

Name	Age	Position
Xiuhua Song	45	Director

Item 9.01 Financial Statement and Exhibits

As more fully described in Item 2.01 above, on July 1, 2016, we executed the Exchange Agreement by and among Yibaoccyb and the Yibaoccyb Shareholders on the one hand, and the Registrant on the other hand. The Closing of this Exchange Transaction occurred on August 31, 2016. Yibaoccyb has established and owns 100% of the equity in YibaoHK and YibaoHK will own 100% of the equity in Yibao WOFE, a WFOE in the PRC. YibaoHK entered into a series of contractual arrangements with Shandong Confucian Biologics which is a PRC limited liability company. Throughout this Current Report, Yibaoccyb, Yibao WOFE, and Shandong Confucian Biologics are sometimes collectively referred to as the “Yibao Group.” As a result of our acquisition of the Yibao Group, our principal business activities after the Exchange Transaction shall continue to be conducted through the Yibao Group’s operating company in China, Shandong Confucian Biologics.

(a) Financial statements of businesses acquired.

The audited statements of Shandong Confucian Biologics as of December 31, 2015 and 2014

are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

The unaudited condensed combined financial statements of the Shandong Confucian Biologics as of June 30, 2016 and for the six and three months ended June 30, 2016 and 2015 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

(b) Pro forma financial information.

The Pro Forma Financial Information is filed as Exhibit 99.3 to this Current Report and is incorporated herein by reference.

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(c) Exhibits

Exhibit Number	Description
2.1	Share Exchange Agreement among IPLO, Yibaoccyb and Xiuhua Song dated July 1, 2016 (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2016.)
10.1	Stock Purchase Agreement between IPLO and Xiuhua Song dated May 15, 2016. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2016.)
10.2	Stock Purchase Agreement among IPLO, Standard Resources Ltd., and H&H Glass Inc. dated July 1, 2016. (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2016.)
16.1	Letter from RBSM LLP dated August 31, 2016.
99.1	Audited Consolidated Financial statements of the Shandong Confucian Biologics Co. Ltd. for the years ended December 31, 2015 and December 31, 2014
99.2	Unaudited Consolidated Financial statements of the Shandong Confucian Biologics Co. Ltd for the six months ended June 30, 2016 and 2015
99.3	Pro Forma Financial Information
99.4	Letter of Resignation by Allen Lin to the Board of Directors of IPLO.
99.5	Letter of Resignation by Owen Naccarato to the Board of Directors of IPLO.
99.6	Consulting Services Agreement between YibaoHK and Shandong Confucian Biologics Co. Ltd dated August 31, 2016
99.7	Equity Pledge Agreement between YibaoHK, Shandong Confucian Biologics Co. Ltd and the owners of Shandong Confucian Biologics Co. Ltd dated August 31, 2016
99.8	Operating Agreement between YibaoHK, Shandong Confucian Biologics Co. Ltd and the owners of Shandong Confucian Biologics Co. Ltd dated August 31, 2016
99.9	Voting Rights and Proxy Agreement between YibaoHK, Shandong Confucian Biologics Co. Ltd and the owners of Shandong Confucian Biologics Co. Ltd dated August 31, 2016
99.10	Option Agreement between YibaoHK, Shandong Confucian Biologics Co. Ltd and the owners of Shandong Confucian Biologics Co. Ltd dated August 31, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2016	International Packaging and Logistics Group, Inc.

By:	/s/ Xiuhua Song
Xiuhua Song
Chief Executive Officer

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